As filed with the Securities and Exchange Commission on May 4, 2026
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________________________
Federated Hermes, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1111467
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No)

1001 Liberty Avenue	15222-3779
Pittsburgh, Pennsylvania
(Address of Principal Executive Offices)	(Zip Code)

FEDERATED HERMES, INC. STOCK INCENTIVE PLAN
(Full title of the plan)

GEORGE F. MAGERA
Assistant Secretary and General Counsel
1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779
(Name and address of agent for service)

(412) 288-1900
(Telephone number, including area code, of agent for service)
 ___________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE
Federated Hermes, Inc. (the Registrant) was formerly known as Federated Investors, Inc. Effective January 31, 2020, Federated Investors, Inc.’s name was changed to Federated Hermes, Inc.
The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-62471) registering 9,267,000 shares of the Registrant’s Class B common stock, no par value per share (the Class B Common Stock) under the Federated Investors, Inc. Stock Incentive Plan (as amended to date, the Plan) on August 28, 1998 (the Original Registration Statement), a Post-Effective Amendment No. 1 to the Original Registration Statement to reflect the three-for-two split of the Registrant’s Class B Common Stock, effected on July 17, 2000, which increased the total number of shares of Class B Common Stock registered pursuant to the Original Registration to 13,900,500 on May 17, 2001, a Registration Statement on Form S-8 (File No. 333-136081) to register an additional 3,300,000 shares of Class B Common Stock on July 27, 2006, a Registration Statement on Form S-8 (File No. 333-173859) to register an additional 3,500,000 shares of Class B Common Stock on May 2, 2011, a Registration Statement on Form S-8 (File No. 333-224540) to register an additional 3,500,000 shares of Class B Common Stock on April 30, 2018 and a Registration Statement on Form S-8 (File No. 333-262085) to register an additional 5,500,000 shares of Class B Common Stock on January 10, 2022. The Registrant hereby incorporates by reference the contents of such previously filed Registration Statements on Form S-8 to the extent not otherwise amended or superseded by the contents of this Registration Statement.
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 5,000,000 shares of the Registrant’s Class B common stock under the Plan. Pursuant to General Instruction E of Form S-8, the contents of such previously filed Registration Statements on Form S-8, to the extent relating to the registration of Class B Common Stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended, supplemented, or superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the Commission) are hereby incorporated by reference in this Registration Statement:
(a)the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (including portions of the Registrant’s Information Statement for its 2026 annual meeting of stockholders filed with the Commission on March 17, 2026 to the extent specifically incorporated by reference in such Form 10-K);
(b)the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026;
(c)the Registrant’s Current Reports on Form 8-K filed with the Commission on January 30, 2026 and April 9, 2026; and
(d)the description of the Registrant’s Class B Common Stock contained in the registrant’s Registration Statement on Form 8-A filed with the Commission on May 11, 1998 under Section 12(b) of the Securities Exchange Act of 1934, as amended , including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.08 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 21, 2020).
All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.
Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
The validity of the issuance of the shares of Class B Common Stock registered hereby has been passed upon for the Registrant by George F. Magera, Assistant Secretary and General Counsel of the Registrant. Mr. Magera is regularly employed by the Registrant, owns shares of Class B Common Stock, and participates in, and holds equity awards under, the Plan.

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Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement and incorporated by reference herein.

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Federated Hermes, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K dated February 3, 2020 (File No. 001-14818))

4.2	Restated By-Laws of Federated Hermes, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K dated February 3, 2020 (File No. 001-14818))

4.3	Form of Class B Common Stock certificate (incorporated by reference to Exhibit 4.02 to the Registrant’s Registration Statement on Form S-4 filed on April 24, 1998 (File No. 333-48361))

4.4	Form of Federated Hermes, Inc. Class B Common Stock certificate, as amended January 31, 2020 (incorporated by reference to Exhibit 4.07 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-14818))

5.1*	Opinion of George F. Magera, Assistant Secretary and General Counsel of the Registrant

10.1	Federated Hermes, Inc. Stock Incentive Plan, amended as of April 30, 2026 (incorporated by reference to Exhibit 10.1 to the Registrant’s March 31, 2026 Quarterly Report on Form 10-Q (File No. 001-14818))

23.1*	Consent of Ernst & Young LLP

23.2	Consent of George F. Magera, Assistant Secretary and General Counsel of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)

107*	Filing Fee Table
*    Filed herewith
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 4th day of May 2026.

FEDERATED HERMES, INC.

By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer

POWER OF ATTORNEY
Each of the undersigned hereby constitutes and appoints Thomas R. Donahue his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended (the Securities Act), and any and all amendments to this registration statement (including post-effective amendments) under the Securities Act, and otherwise, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Christopher Donahue	President, Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 4, 2026
J. Christopher Donahue

/s/ Thomas R. Donahue	Chief Financial Officer and Director (Principal Financial Officer)	May 4, 2026
Thomas R. Donahue

/s/ Richard A. Novak	Principal Accounting Officer	May 4, 2026
Richard A. Novak

/s/ Joseph C. Bartolacci	Director	May 4, 2026
Joseph C. Bartolacci

/s/ Karen L. Hanlon	Director	May 4, 2026
Karen L. Hanlon

/s/ Marie Milie Jones	Director	May 4, 2026
Marie Milie Jones

/s/ Paul A. Uhlman	Director	May 4, 2026
Paul A. Uhlman

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